CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 24, 2023, relating to the financial statements and financial highlights of Morningstar Conservative ETF Asset Allocation Portfolio, Morningstar Income and Growth ETF Asset Allocation Portfolio, Morningstar Balanced ETF Asset Allocation Portfolio, Morningstar Growth ETF Asset Allocation Portfolio, Morningstar Aggressive Growth ETF Asset Allocation Portfolio, ALPS | Alerian Energy Infrastructure Portfolio, and ALPS Global Opportunity Portfolio (formerly, ALPS | Red Rocks Global Opportunity Portfolio), each a series of ALPS Variable Investment Trust, for the year ended December 31, 2022, and to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Disclosure of Portfolio Holdings", "Independent Registered Public Accounting Firm", and "Financial Statements" in the Statement of Additional Information.

COHEN & COMPANY, LTD.

Cleveland, Ohio

March 28, 2023